OFFERING CIRCULAR

Form 1-A: Tier 1

BlueChipCar, Inc.

For the year ended December 31, 2020

This Offering Circular relates to the offer and sale of up to $243,252 in aggregate amount of Limited Recourse Obligations (the "LRO's") to be issued by BlueChipCar, Inc.. (the "Company," "we," "us," or "our"). We own and operate a web-based investment platform (the "Platform") on which we conduct our business. Our principal offices are located at 720655 I-10 West, San Antonio, Texas 78257. The phone number for these offices is 512-813-6091.Our Platform is accessible at https://www.bluechipcar.com

We are a Specialty Automotive Company. We will issue the LRO's in distinct series, each corresponding to a specific vehicle that will be auctioned for sale at a later date (each, a "Consignment") to be financed by a commercial loan from us (each, a "Loan"). The borrower for each Vehicle is BlueChipCar, Inc. that has a Consignment Agreement with the vehicle owner, and holds title throughout the period of the Consignment Agreement, until the vehicle is sold. This Offering Circular relates only to the offer and sale of each separate series of LRO's corresponding to a group of Vehicles being auctioned, and for which we intend to extend Loans (the "Offering").

The LRO's will be unsecured special, limited obligations of the Company. The LRO's are not listed on any national securities exchange or on the over-the-counter inter-dealer quotation system. There is no market for the LRO's. Our obligation to make payments on a LRO is limited to an amount equal to each holder's pro-rata share of amounts we actually receive as payments on the corresponding Loan, net of certain fees and expenses retained by us. See the sections titled "General Terms of the LRO's" "The LRO's Covered by this Offering Circular," and "Vehicle Auctions" beginning on pages 31 and LRO7 of this Offering Circular, respectively, for the specific terms of the LRO's.

We do not guarantee payment of the LRO's in the amount or on the time frame expected. The LRO's are not obligations of the Consignors or their Principals, and we do not guarantee payment on the corresponding Loans. We have the authority to modify the terms of the corresponding Loans which could, in certain circumstances, reduce (or eliminate) the expected return on your investment. See "General Terms of the LRO's Administration, Service, Collection and Enforcement of Loan Documents". The LRO's are speculative securities. Investment in the LRO's involves significant risk, and you may be required to hold your investment for an indefinite period of time. You should purchase these securities only if you can afford a complete loss of your investment. See the "Risk Factors" section on page 17 of this Offering Circular.

We will commence the offering of each series of LRO's promptly after the date this Offering Circular is qualified by posting a separate landing page on our Platform corresponding to each particular Loan and Project (each, a "Vehicle Auction"). The offering of each series of LRO's covered by this Offering Circular will remain open until the earlier of (1) 30 days, unless extended, or (2) the date the offering of a particular series of LRO's is fully subscribed with irrevocable funding commitments (the "Offering Period"); however, we may extend the Offering Period for a particular series of LRO's in our sole discretion (with notice to potential investors), up to a maximum of 90 days. We will notify investors who have previously committed funds to purchase such series of LRO's of any such extension by email and will post a notice of the extension on the corresponding Vehicle Auction on our Platform.

This Offering is being conducted on a "best-efforts" basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LRO's. Such officers will not receive any commission or any other remuneration for these sales. In offering the LRO's on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

The LRO's offered hereby may only be purchased by investors residing in the US and Canada. This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state in which such offer, solicitation or sale would be, unlawful, prior to registration or qualification under the laws of any such state. In addition, the LRO's are offered only to investors who meet certain financial suitability requirements. See "Investor Suitability Requirements".

NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED, OR RECOMMENDED THIS OFFERING. YOU SHOULD MAKE AN INDEPENDENT DECISION WHETHER THIS OFFERING MEETS YOUR INVESTMENT OBJECTIVES AND FINANCIAL RISK TOLERANCE LEVEL. NO INDEPENDENT PERSON HAS CONFIRMED THE ACCURACY OR TRUTHFULNESS OF THIS DISCLOSURE, NOR WHETHER IT IS COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS ILLEGAL.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

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			Underwriting
	Number of	Price to	discount and	Proceeds to	Proceeds to
	Units	Public (3)	commissions (1)	issuer (2)	other persons
Per Unit	1	$100.00	$0	$100.00	$0.00
Total Minimum	1	$100.00	$0.00	$100.00	$0.00
Total Maximum	243,252	$243,252	$0.00	$243,252	$0.00

(1)	We do not intend to use commissioned sales agents or underwriters.
(2)

The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the common stock.

(3)	The Units are offered at $1.00 per unit, with a Minimum Purchase of $100.00 per Unit

We are following the "Offering Circular" format of disclosure under Regulation A.

The date of this Preliminary Offering Circular is July 16, 2021

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TABLE OF CONTENTS

Summary Information 6.

Offering Circular Summary Information 8.

COVID-19 Risks Related to the Company 11.

Risk Factors 12.

Dilution 19.

Plan of Distribution 20.

Use of Proceeds 21.

Description of Business 22.

Description of Properties 28.

Management's Discussion and Analysis 29.

Directors, Executives, and Significant Employees 32.

Executive Compensation 33.

Securities Ownership of Management and Control Persons 36.

Interest of Management and Others In Certain Transactions 37.

Securities Being Offered 38. Form Of LRO Agreement 39.

Financial Statements (F1-F11) 40.

Exhibits 49.

Signatures 50.

THIS OFFERING CIRCULAR CONTAINS ALL OF THE REPRESENTATIONS BY THE COMPANY CONCERNING THIS OFFERING, AND NO PERSON SHALL MAKE DIFFERENT OR BROADER STATEMENTS THAN THOSE CONTAINED HEREIN. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR.

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE COMPANY AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THESE AUTHORITIES HAVE NOT PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE LIMITED RECOURSE OBLIGATIONS HAVE NOT BEEN QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION. WE PLAN TO QUALIFY THE OFFERING WITH THE CALIFORNIA, GEORGIA, ILLINOIS, MARYLAND, MASSACHUSETTS, TEXAS, VIRGINIA, WASHINGTON AND DISTRICT OF COLUMBIA SECURITIES REGULATORY BODIES AND THE SECURITIES REGULATORY BODIES OF OTHER STATES AS WE MAY DETERMINE FROM TIME TO TIME. WE MAY ALSO OFFER OR SELL LIMITED RECOURSE OBLIGATIONS IN OTHER STATES IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE LAWS OF THOSE OTHER STATES.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE THESE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS OFFERING CIRCULAR, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US.

SUMMARY INFORMATION

The Company

Organization: We were incorporated under the laws of the State of Delaware on May 24, 2019. The Company's year end is December 31. Our principal office is located at 20655 I-10 West, San Antonio, Texas 78257.

Capitalization:

Our articles of incorporation provide for the issuance of 1,000 shares of Stock of all classes, par value $0.001. As of the date of this Prospectus there are 1,000 of shares of Common Stock issued and outstanding.

Management:

Our Chief Executive Officer & Director is Antonio M. Brunet who has over 21 years experience in the collector car industry. Bob Kendall is the President and Secretary. There are no other officers or directors of the Company as of the date of this filing. The Company plans to add additional Officers and Directors upon qualification of this offering, and when Company operations commence. The CEO spends approx. 5-10 hours per week to the affairs of the Company. This is expected to increase following qualification of this offering and as Company operations commence.

Controlling Shareholders:

The two of the Company's Common Stock, owning all 1,000 shares of Common Stock. As such, our current Officers and Directors will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering.

Independence:

We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no binding plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Common Stock and Trading

The Company does not intend to list for trading on any exchange or automated quotation system for the foreseeable future. We do not intend, upon the effectiveness of this Offering Statement, to seek such a listing. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Securities Act of 1933.

The Offering

Securities Offered:

The sale of up to $243,252 in aggregate amount of Limited Recourse Obligations (the "LRO's").

Use of Proceeds

The proceeds will be deployed for vehicle acquisition, business development and related working capital expenses. Termination of the Offering: The offering will commence as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the "SEC") and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of shares being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.

Best Efforts Offering:

This Offering is being conducted on a "best-efforts" basis, which means our officers will use their commercially reasonable best efforts in an attempt to sell the LRO's. Such officers will not receive any commission or any other remuneration for these sales. In offering the LRO's on our behalf, the officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

Offering Cost:

We estimate our total offering registration costs to be $200,000. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.

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OFFERING CIRCULAR SUMMARY INFORMATION

As used in this prospectus, references to the "Company," "company", "we," "our", "us" "The Company", "Company Name" or "BlueChip" refer to BlueChipCar, Inc., unless the context otherwise indicated. You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

Our Business

General

BlueChipCar, Inc, is an emerging growth company that plans to engage in the sale and acquisition of collectable automobiles within the United States and Canada. The Company will engage in the acquisition and sale of any luxury or collectable automobile. We are an emerging growth company, and we expect to use substantially all of the net proceeds from this offering to engage in vehicle acquisition and development of the business described herein. We expect to build a high-quality vehicle portfolio and intended to generate income and to provide capital preservation, capital appreciation and portfolio diversification.

The vehicles are consigned to the Company for inclusion in an upcoming auction, by the Consignor. Investors pick a particular vehicle to invest in, using our Platform, in increments of $100. Upon sale the profits, less the Company's fees, are disbursed on a pro-rata basis to the investors in each vehicle. The Company hold the vehicle title as security during the sale process and transfers the title upon sale.

The Platform and Limited Recourse Obligations

We use our web-based platform ("Platform") to provide collector car investment opportunities to the public, specifically for these purposes through the issuance and sale of Limited Recourse Obligations (or "LRO's"). Investors under this Offering Circular have the opportunity to buy LRO's issued by the Company, the proceeds of which will be used to fund the corresponding Loans to be facilitated through our Platform. We will issue LRO's in denominations of $100 and integral multiples of $100.

On each LRO represents a group of vehicles to be sold at auction by BlueCar, the Company will pay to each shareholder in each LRO a pro-rata amount based on their investment, at the termination of the auction. Our obligation to make LRO Payments is limited, in all circumstances, to an amount equal to the holder's pro rata share of the amount of payments, if any, actually received on the corresponding Loan, net of certain fees and expenses retained by us (as described in more detail below, the "Loan Payments"). We will make LRO Payments within five business days of receipt of the corresponding Loan Payments. Our obligation to make LRO Payments automatically terminates on the final payment date, which corresponds to the maturity date of the corresponding Loan, assuming the entire Purchase Amount and accrued Expected Return have been paid to the holder at that time. Our obligation to make LRO Payments is automatically extended (up to a maximum of two years) if such amounts were not paid at the final payment date.

The LRO's will be unsecured special, limited obligations of the Company only. The LRO's are unsecured, and holders of the LRO's do not have a security interest in the corresponding Loans or the proceeds of those corresponding Loans, or in any assets of the Company or any Consignment vehicle. The LRO's are not obligations of the Company, a Consignor, and we do not guarantee payment on the corresponding Loans.

The LRO's do not have any anticipated specified rate of return that the investor can rely on. Any estimated profits are based on the Managements estimate at the time prior to the auction, and therefore cannot be guaranteed by the Company.

Fees

The Company shall, at all times, deduct its fee prior to any distribution of funds to an investor. The Company may change the amount of the fee, whether it is based on a percentage of the sale proceeds, a fixed amount or a minimum.

In the event that a vehicle is not sold or withdrawn from an auction, the investor shall have their entire investment amount returned, with any fees being deducted by the Company.

Disbursement of Funds Upon Sale

Any and all Collection Proceeds we receive will be applied (i) first, to all costs and expenses of any nature whatsoever incurred by the Company for the maintenance, preservation, defense, protection, sale, other disposition, collection and enforcement of the Loan Documents, including without limitation court costs and reasonable attorneys fees, expenses (including those associated with the defense or any related action, claim or demand) and disbursements (the "Collection Costs"), (ii) second, to accrued and unpaid Expected Return owed on the LRO, and (iii) third, to the Purchase Amount of the LRO then outstanding.

We will pay each holder of a series of LRO's an amount equal to such holder's pro rata share of the Collection Proceeds (net of Collection Costs) we secure with respect to the corresponding Loan prior to the extended payment date. Payment of amounts corresponding to certain Collection Proceeds (such as late charges, default interest or penalty interest charged on the Loan) could automatically increase the total amount of the LRO Payments owed to you under the terms of the LRO Agreement. Prepayment by the Company of the LRO and payment of amounts corresponding to other types of Collection Proceeds (such as amounts resulting from any reduction in outstanding principal and accrued interest on the Loan, the Company (or its agent) may agree to, or of amounts received by the Company in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or in connection with a sale of the Company's rights, title and interest under the Loan Documents) or, if the Company (or its agent) elects to write-off the Loan, could automatically decrease the total amount of the LRO Payments owed to investors under the terms of the LRO.

Glossary of Terms

Automobile, car, motorcar, vehicle; are used interchangeably. Auction: the sale process used by BlueChip for the marketing, bidder registration, bidding and sale of a vehicle. Consignment: is the act of consigning, the act of giving over to another person or agent's charge, custody or care any material or goods but retaining legal ownership until the material or goods are sold. Consignor: The consignor is the sender of goods and the consignee is the receiver of the goods (this can be the buyer or their agent). The agent in this case is BlueChipCar, Inc.

VIN or Vehicle Identification Number; The car's vehicle identification number (VIN) is the identifying code for a SPECIFIC automobile. The VIN serves as the "car's fingerprint", as no two vehicles in operation have the same VIN. A VIN is composed of 17 characters (digits and capital letters) that act as a unique identifier for the vehicle. (Source: https://www.autocheck.com/vehiclehistory/vin-basics).

Value or Appraised Value; The value of a particular automobile based on the following factors:

  Make
  Model
  Condition
  Mileage
  Body Style such as convertible, sedan, station wagon, truck, race car
  Rarity such as how many were made and estimated number of surviving examples in all conditions
  Current Market Desirability; this can be influenced by appearance of a particular make and model in movies, television shows, celebrity ownership and new articles
  Restorability, can anyone be found to rebuild the car and source parts
  Prior Sales of the same or similar cars if the past sales volume is low or old.
  Availability or Scarcity; how many are available for purchase in a similar condition.
  Category:- sports car, collectible, luxury.

  Not all factors will carry the same weighting or importance, nor will all apply to a particular vehicle or class of vehicles.

  Appraised Value: A vehicle with an "Appraised Value" means one that has been valued by an independent third-party and not based solely on the Company's valuation.

  Market Value: BlueChip's opinion of the value of a specific vehicle when given sufficient market exposure and a reasonable time in which to sell the specific vehicle.

  Projected ROI: the anticipated Return On Investment ("ROI") if the specific vehicle is sold at its "Market Value" or higher. NOTE: this includes auction and other fees and the payment of commissions/fees to BlueChip.

  Wholesale Public Offering: an amount that is less than the estimated "Market Value" for a specific vehicle. # Shares OR Number of Shares: total number of share units that are available to purchase at the beginning of the offering. Price per Share; the value that each share has be set at the beginning of the offering. Shares Sold: the number of shares has be sold at the beginning of the offering. Shares Available: the number of shares are available to purchase at the beginning of the offering. NOTE: some shares of a vehicle may be sold prior to the offering.

  ITEM 2. RISK FACTORS

  Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect The Company's business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

  COVID-19 Risks Related to the Company's Business Operations The COVID-19 pandemic poses specific risks related to our Company

  The COVID-19 pandemic poses specific risks related to our Company. Specifically it makes it difficult for us to evaluate specific vehicles, visit certain areas easily, meet with potential investors and joint venture partners. Some Finance companies may also determine that because we are a new company, that we will delayed unreasonably in our ability to acquire a vehicle in a timely manner. This may influence them in a negative manner and make decisions based on those estimates of our potential future performance.

  Where the existing vehicles are located in a different city, there may be unforeseen delays and increased costs in inspecting and valuing the vehicle due to COVID-19. This may reduce our ability to accurately finance for those vehicles. This will require the Company to purchase the vehicle without financing, be asked to agree to unreasonable terms or abandon those vehicles altogether. This will increase our cost and create delays in acquiring vehicles.

  There is, however, a potential upside to the COVID-19 disruption. If we can obtain the confidence of investors, we may be able to target vehicles where the seller has been delayed or disrupted. We would typically have to make a fast, all-cash, offer on such vehicles in order to negotiate a sale. We would expect to obtain such vehicles at a discount relative to a normal market appraisal.

  In either case the COVID-19 pandemic will cause continued disruption in the investment vehicle market for an unknown time period. This may result in the delayed start of the Company's operations.

  Risks Related to the Company

  Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

  As of the date of this filing, we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data. Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses. If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

  The company has realized significant operating losses to date and expects to incur losses in the future The company has operated at a loss since inception, and these losses are likely to continue. The Company's net loss for the period ending December 31, 2020 was $(112,380). Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.

  The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

  The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

  Because we have a limited history of operations we may not be able to successfully implement our business plan. We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

  We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders. We were incorporated on May 24, 2019, and we have a limited operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including:

  our ability to identify and acquire vehicles and other automotive opportunities that are consistent with our investment strategy;
  our ability to consummate financing on favorable terms;
  our ability to contain maintenance, marketing and other operating costs;
  vehicle appreciation or depreciation in our markets;
  our ability to absorb costs that are beyond our control, such as sales taxes, insurance premiums, litigation costs and compliance costs;
  our ability to respond to changes in collector car trends in our markets; and
  economic conditions in our markets, as well as the condition of the collector car, financial and the economy generally.

  We are dependent on the sale of our LRO's to fund our operations. We are dependent on the sale of our LRO's to fund our operations, and will remain so using our present business plan. We are selling LRO's in order to acquire more vehicles and earn commissions and profits from their sale. There can be no guarantee that we will be able to successfully sell our LRO'. If we are unable to sell these in sufficient quantities, our liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient profits from operations.

  We are dependent on continued financing by our founders to fund our operations. We are dependent on continued financing by our founders to fund our operations until the sale of our securities can fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. Our Officers and Directors have not made any written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. Limited alternative resources of funds are available in the event we do not generate sufficient profits from operations.

  The Company is dependent on the hiring of key personnel and loss of the services of any of these individuals could adversely affect the conduct of the Company's business. Our business plan is significantly dependent upon the ability to hire and retain qualified individuals and key personal, who may be appointed as officers and directors, and their continued participation in our Company. It may be difficult to replace any of them at an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one's investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

  Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors. Our Certificate of Incorporation, including controlling state statute permits us to indemnify our officers and directors to the fullest extent authorized or permitted by law in connection with any proceeding arising by reason of the fact any person is or was an officer or director of the Company. Furthermore, our Certificate of Incorporation provides that no director of the Company shall be personally liable to it or its shareholders for monetary damages for any breach of fiduciary duty by such director acting as a director. Notwithstanding this indemnity, a director shall be liable to the extent provided by law for any breach of the director's duty of loyalty to the Company or its shareholders, for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, pursuant to section 174 of the General Corporation Law of Delaware (unlawful payment of a stock dividend or unlawful redemption of stock), or for any transaction from which a director derived an improper personal benefit. Our Certificate of Incorporation permits us to purchase and maintain insurance on behalf of directors, officers, employees or agents of the Company or to create a trust fund, grant a security interest and/or use other means to provide indemnification. Our Bylaws permit us to indemnify our officers and directors to the full extent authorized or permitted by law. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

  The Company may not be able to attain profitability without additional funding, which may be unavailable. The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

  Risks Relating to Our Business

  The profitability of attempted vehicle acquisitions is uncertain. We intend to acquire vehicles for our various programs selectively. The acquisitionof vehicles, whether for resale or long term investment, entails risks that and may fail to perform in accordance with expectations. In undertaking these projects, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in the projects include risks that the vehicles will not achieve anticipated sales prices and that estimates of the profits may prove inaccurate. Expenses may be greater than anticipated.

  Collector Cars investments are illiquid. Because collector cars, as investments, are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

  Our sales and marketing efforts are internet based and dependent on the reliability of our proprietary investment platform The Company has developed a proprietary investment platform that manages all aspects of the vehicle investment process for a new shareholder/investor. This includes vehicle information including estimated sales value, auction information, share details with investment minimums and a digital investment agreement. Upon signing the agreement the payment is also processed through the platform. Because this software platform is proprietary, the Company is responsible for its maintenance and operation. In the event that an error or malfunction were to happen, it is up to the Company and its contracted software Consignors to fix the problem. If such an error or malfunction were to occur prior an auction, it could effect the ability of a shareholder/investor to complete a transaction and harm the Company's revenue and reputation.

  Risks Related to Investing in LRO's

  Payments on the LRO's depend entirely on the payments received from the vehicle sale. If we do not receive such payments from the auction, you will not receive any payments on your LRO. We are obligated to make LRO Payments only to the extent we receive Payments on the corresponding Loan upon the sale of the vehicle. A purchaser may not be able to complete the vehicle purchase. If the purchaser is unable to complete the purchase, the Company will have the option to re-offer the vehicle for sale at a future auction. This will result in the investor having to wait for the disbursement of funds will not be entitled to, and will not receive any, payments under the LRO Agreement, until a future sale is completed.

  You may receive a different return on your investment than originally expected and could suffer a complete loss of your investment. Investing in LRO's is not without risk, and actual receipt of the expected yield in the time frame specified is not guaranteed. The LRO Agreement gives us sole discretion in applying amounts we receive from the auction, with respect to the corresponding Loan. The amount of the LRO Payment owed to an investor would decrease if we sell the corresponding vehicle below its cost, if, as a result of a negotiated modification, we agree to reduce the principal or stated fees of the corresponding Loan or if we determine the Loan is noncollectable and decide to write it off. These, and similar collection and enforcement actions, could have the effect (without any further action on your part) of automatically decreasing the total amount of the LRO Payments owed to you and the expected timing of such payments.

  The LRO's are unsecured special, limited obligations of the Company only and are not secured by any collateral or guaranteed or insured by any third party. The LRO's are unsecured special, limited obligations of the Company and will not represent an obligation of the Consignor, its Principals or any other party except us. The LRO's are not secured by any collateral and are not guaranteed or insured by any governmental agency or instrumentality or any third party.

  The payment obligations of the Consignor are not guaranteed or insured by any third party, and, in the event of a default, you must rely on us or a third-party collection agency to pursue collection against the Consignor. Payment of the amounts owed under the Loan and other obligations of the Consignor under the Loan Documents are not guaranteed or insured by any third party, including its Principals, or backed by any governmental authority in any way. In the event of a default on such payment obligations, therefore, we may be limited in our ability to collect on the Consignor's corresponding Loan Payments, and you will need to rely upon us or a third-party collection agency to pursue collection against such Consignor. If the Consignor fails to make any Loan Payments on the Loan, you will not be entitled to, and will not receive, any LRO Payments.

  Although the Consignor's obligations under the Loan Documents are recourse, our remedy in the event of nonpayment may be limited to the value of the vehicle securing the debt.

  The Loan Documents with each Consignor will provide that such borrower's obligations under the Loan are recourse, which means that, in the event of nonpayment, we may collect any outstanding amount owed for the debt from the Consignor even after we have foreclosed on the collateral securing the debt. Even though the Loan obligations are recourse to the Consignor, in most cases, the Consignor' assets are limited primarily to its interest in the related vehicle. Further, our remedies against the Consignor may be limited by state law in certain jurisdictions. For instance, some jurisdictions restrict rights to seek a deficiency against the borrower in the event the amount realized from a foreclosure sale is insufficient to repay the underlying debt, commonly referred to as anti-deficiency statutes. Moreover, in jurisdictions where deficiency actions are permitted, the burden of proof with respect to the adequacy of the amount realized from the foreclosure is often imposed on the party seeking the deficiency, such that deficiency actions may result in costly and protracted litigation. Further, some jurisdictions continue to apply the common-law doctrine of "election of remedies" pursuant to which a lender must elect either to sue for recovery under the obligation or pursue foreclosure against the vehicle subject to a lien. While such restrictions can frequently be waived as a matter of contract, the election of remedies doctrine represents a potential defense in certain circumstances. Since the Principals are not obligors under the Loan Documents, we are limited in seeking recourse for non-payment to the borrowing entity itself. If the Consignor fails to make payments on the Loan and our remedy is limited to the value of the vehicle securing the Loan, you may lose some, or all, of the expected return on the LRO's.

  If you decide to invest through our Platform and concentrate your investment in a single LRO, your entire return will depend on the performance of a single Loan.

  If you decide to invest through our Platform and concentrate your investment in one vehicle, your entire return will depend on the performance of that single vehicle auction. Failing to diversify investments increases the risk of losing your entire investment due to a single Consignor' default or a small number of Consignor defaults. Diversification, however, will not eliminate the risk that you may lose some, or all, of the expected yield on the LRO'.

  Risks Related to Our Securities

  There is no current established trading market for our Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities.

  The Company does not intend to list for trading on any exchange or automated quotation system for the foreseeable future. We do not intend, upon the effectiveness of this Offering Statement to seek such a listing. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Securities Act of 1933. Moreover, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTBB Marketplace; nor can there be any assurance that such an application for quotation will be approved

  NOTE: At the time of this filing, the Company has no intention to seek a listing on any Public Stock Exchange.

  We are a Speciality Automotive Company and we finance our business through the sales of LRO's We are selling securities in order to acquire more vehicles and earn commissions and profits from their sale. We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. We may also acquire debt in the form of mezzanine or bridge financing. We may borrow such funds from a traditional bank or non bank third party. However, we hope to limit our financing costs and our financing to direct leverage on the vehicle. We hope to finance acquisition costs mostly with the sale of our common stock in this offering. As a result, our balance sheet may be unduly leveraged and if we cannot sell or liquidate our vehicles, we will be burdened by debt service, including, but not limited to payment of principal and interest and other fees.

  We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights. We may offer to sell our LRO's to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to rely upon the operative facts as the basis for such exemption, including information provided by investor themselves.

  If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

  ITEM 3. DILUTION

  The Company does not intend to list for trading on any exchange or automated quotation system for the foreseeable future. We do not intend, upon the effectiveness of this Offering Statement, to seek such a listing. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Securities Act of 1933.

  The Company is issuing Limited Rights Obligations, LRO's , in series. Each series represents a group of vehicles to be sold at auction. Investors invest in a particular vehicle, not in an entire LRO. The Company manages the auction process, including vehicle valuation, marketing and pricing. The Company earns a fee based on a percentage of the sales price. As a result there is no effective dilution of the Company's shares except for the fee.

  ITEM 4. PLAN OF DISTRIBUTION

  We are offering a series of Limited Rights Obligations, LRO's , on a "best efforts" basis. We will sell the LRO's ourselves through the Company's online platform. We do not plan to use underwriters or pay any commissions. We will be selling our LRO's using our best efforts and no one has agreed to buy any at the time of this offering.
  This Officers and Directors will not sell Common or other equity shares directly to the public. There is currently no plan or arrangement to enter into any contracts or agreements to sell the shares with a broker or dealer at a future date. Our Officers and Directors may sell their shares, or issue additional shares, to friends, family members and business acquaintances.

  ITEM 5. USE OF PROCEEDS TO ISSUER

  The proceeds from the sale of LRO's are used to secure the Consignment of vehicles and, in some instances, provide limited funds to the Consignor prior to the sale at auction. The Company acts as a Consignee for these vehicles and provides services for the marketing, valuation, auction management and sale completion. The Company earns a fee for these services, and disburses the sales proceeds to the investors and Consignors as appropriate, following the sale of the vehicles. The Company pays for its overhead from these fees. The Company offers the LRO's directly to investors from its own software platform.

  ITEM 6. DESCRIPTION OF BUSINESS

  Our Company BlueChipCar, Inc., a Delaware corporation ("the Company") was incorporated under the laws of the State of Delaware on May 24, 2019. Our President and Chief Executive Officer, were appointed upon incorporation. Our CEO acts as our Chief Financial Officer. We intend to appoint additional Officers and Directors as the Company commences operations. Our principal office is located at 20655 I-10 West, San Antonio, Texas 78257.

  On the initial incorporation in Delaware on May 24, 2019, the Company issued 1,000 shares of Common Stock, all with a par value of $.001, to our founders, the President & CEO of the Company. The Company does not intend, at the time of this Offering, to offer its Common Stock to the public.

  Business Information

  Glossary of Terms

  NOTE: Automobile, car, motorcar, vehicle; are used interchangeably. Auction: the sale process used by BlueChip for the marketing, bidder registration, bidding and sale of a vehicle. Consignment: is the act of consigning, the act of giving over to another person or agent's charge, custody or care any material or goods but retaining legal ownership until the material or goods are sold. Consignor: The consignor is the sender of goods and the consignee is the receiver of the goods (this can be the buyer or their agent). The agent in this case is BlueChipCar, Inc.

  VIN or Vehicle Identification Number; The car's vehicle identification number (VIN) is the identifying code for a SPECIFIC automobile. The VIN serves as the "car's fingerprint", as no two vehicles in operation have the same VIN. A VIN is composed of 17 characters (digits and capital letters) that act as a unique identifier for the vehicle. (Source: https://www.autocheck.com/vehiclehistory/vin-basics).

  Value or Appraised Value; The value of a particular automobile based on the following factors:

  Make
  Model
  Condition
  Mileage
  Body Style such as convertible, sedan, station wagon, truck, race car
  Rarity such as how many were made and estimated number of surviving examples in all conditions
  Current Market Desirability; this can be influenced by appearance of a particular make and model in movies, television shows, celebrity ownership and new articles
  Restorability, can anyone be found to rebuild the car and source parts
  Prior Sales of the same or similar cars if the past sales volume is low or old.
  Availability or Scarcity; how many are available for purchase in a similar condition.
  Category:- sports car, collectible, luxury.

  Not all factors will carry the same weighting or importance, nor will all apply to a particular vehicle or class of vehicles.

  Appraised Value: A vehicle with an "Appraised Value" means one that has been valued by an independent third-party and not based solely on the Company's valuation.

  Market Value: BlueChip's opinion of the value of a specific vehicle when given sufficient market exposure and a reasonable time in which to sell the specific vehicle.

  Projected ROI: the anticipated Return On Investment ("ROI") if the specific vehicle is sold at its "Market Value" or higher. NOTE: this includes auction and other fees and the payment of commissions/fees to BlueChip.

  WholesalePublic Offering: an amount that is less than the estimated "Market Value" for a specific vehicle.

  # Shares OR Number of Shares: total number of share units that are available to purchase at the beginning of the offering.

  Price per Share - the value that each share has be set at the beginning of the offering. Shares Sold: the number of shares has be sold at the beginning of the offering. Shares Available: the number of shares are available to purchase at the beginning of the offering. NOTE: some shares of a vehicle may be sold prior to the offering.

  Introduction

  BlueChipCar, Inc, Inc. is an emerging growth company involved the sale or acquisition, management and operation or sale of collectible and luxury automobiles. BlueChip is a Specialty Automotive Company that addresses the needs of the collector car enthusiast and those wishing to profit from that industry.

  We are selling securities in order to acquire more vehicles and earn commissions and profits from their sale. We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs. We are an emerging growth company, and we expect to use substantially all of the net proceeds from this offering to engage in vehicle acquisition and business development described herein. We expect to build a high-quality vehicle portfolio intended to generate profits and provide capital preservation, capital appreciation and portfolio diversification.

  We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

  We plan to initially identify and then focus on specific marques or manufactures of vehicles located in the United States and Canada. This will assist the Company and its employees in rapid and more accurate valuation of vehicles presented to us for acquisition or resale. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. The Company will hold title to its acquired vehicles through related entities that operate as wholly-owned or wholly-controlled subsidiaries of the Company.

  Our Competitive Strengths

  We believe that the Company has and will continue to attract experienced management and other key personal with the necessary experience. We believe our business model will assist in their recruitment, and distinguish us from other specialty automotive companies. Specifically, our competitive strengths include the following:

  Experienced and Dedicated Management. The Company intends to recruit a committed management team with experience in all phases of collector car investment, valuation and sale. This team, who in place, will assist in establishing a robust infrastructure of service providers, including relationship managers for assets under management.
  Investing Strategy. Our CEO has an extensive deal flow network in target markets due to long-standing relationships with collectors, speciality automotive dealers and auction companies specializing in the collector car market worldwide.
  Highly Disciplined Investing Approach. We intend to take a time-tested and thorough approach to analysis, management and investor reporting.

  Market Opportunity

  The economic outlook, in our view, presents an opportunity for our business. The Company believes that despite the Covid-19 crisis, the demand for collector and luxury cars is healthy and in many cases, showing an overdue increase in many values. Over the course of the past several months, the Company has noticed that customers have begun to explore the acquisition of vehicles as investments as an alternative to traditional investment methods. The Company believes that the demand for appropriately priced vehicles will remain steady. Many vehicle models, for example, are experiencing a critical lack of supply vs demand, particularly vehicles that are affordable to the majority of the car investor market. These vehicles are typically below $50,000 in sale price. The Company also is expects to gradually increase the fractional ownership portfolio as the collector car client is made aware of the advantages offered by BlueChip. All other things being equal, the BlueChip equity portion will be reduced by 20% to 30% from the original vehicle acquisition cost. This will assist the Company in preventing suffer losses and lack of capital reserves.

  Investment Objectives Our primary investment objectives are:

  to preserve and protect your capital contribution;
  to maximize the capital gains appreciation of our vehicles;
  to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five years of the termination of this offering in the case of fractional ownership; and
  providing liquidity through alternative means such as the auction sales of vehicles; and
  To achieve long-term capital appreciation for our stockholders through increases in the value of our company.

  We will also seek to realize growth in the value of our investments and to optimize the timing of their sale. However, we cannot assure you that we will attain these objectives or that the value of our investments will not decrease. We have not established a specific policy regarding the relative priority of these investment objectives.

  Investment Criteria

  We believe the most important criteria for evaluating the markets in which we intend to purchase investment vehicles include:

  historic interest in specific brands and projected growth;
  Types of vehicles with historic and growing numbers of a qualified investors;
  high historic investment returns and projected growth;
  Condition and overall quality of individual vehicles
  stable household income and general economic stability. The specific vehicles in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from manufacture or change as general economic and investor interests evolve. We may also consider additional important criteria in the future.

  Vehicle Investment Policies

  Our investment objectives are to maximize the capital gains of our vehicles and achieve long-term capital appreciation for our stockholders through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives.

  We expect to pursue our investment objectives primarily through the acquisition and sale of vehicles. While we may diversify in terms of vehicle values, manufactures and types, we do not have any limit on the amount or percentage of our assets that may be invested in any one vehicle or any one specific vehicle type.

  We may also participate with third parties in vehicle ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

  Equity investments in acquired vehicles may be subject to financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these vehicles. Debt service on such financing or indebtedness will have a priority over any dividends with respect to profit distributions. Investments are also subject to our policy not to be treated as an "investment company" under the Investment Company Act of 1940, as amended, or the 1940 Act. In order to maintain a relatively low-risk profile across our entire asset holdings, it is the goal of the company to maintain at 30% or less equity in all vehicle at all times. The Company's goal is to acquire vehicles at a maximum of 70% or more loan to value, based on both appraised and bank assumed values of the vehicle, when available. This will be accomplished by either purchasing a vehicle at below market value and/or ensuring that 30% or less down payment is made on the vehicle at acquisition. We anticipate that many acquisitions will be "flipped" or re-sold for profit, whereas other will be kept and included in our portfolio of long term investment vehicles. Due Diligence Process

  We will consider a number of factors in evaluating whether to acquire any particular asset, including: manufacturer and model; condition of the asset; historical performance as an investment; current market interest; potential for capital appreciation; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing of the assets; and tax considerations. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we will not assign a specific weight or level of importance to any particular factor. Our obligation to close on the purchase of any investment vehicle generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate: original delivery and manufacturers certifications and specifications; repair records; renovation records where appropriate; evidence of marketable title subject to any liens and encumbrances as are acceptable to the Company; and title and insurance policies. Acquisition of Vehicles

  The Company intends on acquiring vehicles primarily through established dealer associates and distressed sale transactions. The number of and type of vehicles that may be available from all of the foregoing sources will vary from time to time, depending on numerous factors including, without limitation, sales trends in a given vehicles make or type, extent to which banks may or may not aggressively seek to sell owned vehicles (typically acquired through foreclosure on a delinquent loans), number of persons seeking to purchase specific vehicle models, trends impacting values of certain vehicles types, and other factors beyond the control of the Company. Tax Treatment of Registrant and its Security Holders.

  We will initially operate a, 'C's corporation, as such, our profits are taxable at corporate level and dividends, if any, are taxable at individual level.

  Competition

  The collector car market is highly competitive. We will compete in all of our markets with other owners and operators of single and multi-location automotive dealerships, specialized online retailers and individuals. We will compete based on a number of factors that include vehicle location, suitability of the vehicle's overall condition and how the competitive business is operated and marketed. The number of competing properties in a particular market could have a material effect on a vehicle's acquisition price and therefore, overall profit potential.

  Competition may limit the number of suitable collector cars offered to us and result in reduced margins, making it more difficult for us to acquire additional vehicle inventory on attractive terms. In addition, competition for desirable investments could delay the investment of net proceeds from this offering in desirable assets, which may in turn reduce our cash flow from operations and negatively affect our ability to make or maintain distributions.

  Government Regulation

  Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently. Investment Company Act of 1940

  We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

  Environmental Matters

  Where the vehicles are stored, the Company may be responsible or held liable for various environmental regulations. Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of vehicle retail or storage facility may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the vehicle or to borrow using the vehicle as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.

  Other Regulations

  The vehicles we acquire likely will be subject to various federal, state and local regulatory requirements, such as safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We generally will acquire vehicles that are in material compliance with all regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

  Employees:

  Currently, the company has 3 full time employees. The company may hire a number of employees as needed after effectiveness of this offering primarily to support our acquisition and development efforts.

  Legal Proceedings

  We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

  Other Regulations

  The vehicles we acquire likely will be subject to various federal, state and local regulatory requirements, such as safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We generally will acquire vehicles that are in material compliance with all regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

  Employees:

  Currently, the company has 3 full time employees. The company may hire a number of employees as needed after effectiveness of this offering primarily to support our acquisition and development efforts.

  Legal Proceedings

  We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

  ITEM 7. DESCRIPTION OF PROPERTY

  Our principal offices are located at 20655 I-10 West, San Antonio, Texas 78257. The office is provided at no charge by our CEO. We do not currently lease or own any other real property.

  ITEM 8. MANAGEMENTS DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

  The company was incorporated in State of Delaware on May 24, 2019. Our principal executive offices are located at 20655 I-10 West, San Antonio, Texas 78257. We are a Specialty Automotive Company. This Offering Circular relates to the offer and sale of Limited Recourse Obligations (the "LRO's") to be issued by BlueChipCar, Inc. We operate a web-based investment platform (the "Platform"), through which we conduct our business.

  BlueChipCar, Inc, is an emerging growth company that plans to engage in the sale and acquisition of collectable automobiles within the United States and Canada. We expect to use all of the net proceeds from this offering to engage in vehicle acquisition and development of the business described herein. We expect to build a reputation as a high-quality vehicle source and intend to generate income and to provide capital appreciation for our investors.

  We will issue the LRO's in distinct series, each corresponding to a specific group of vehicles that will be auctioned for sale at a later date (each, a "Consignment") and to be financed by a commercial loan from us (each, a "Loan"). Through The Company's Platform we intend to offer investors the opportunity to choose and invest in a particular vehicle, and earn a share of the profits from the sale. The Investors are not guaranteed any return on their investment and may loose all or part of their investment. The minimum investment is $100 with $100 increments.

  We have been utilizing and may utilize funds from our Management, who have informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. The Management however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require approximately $100,000 of funding. Being a development stage company, we have a very limited operating history. After a twelve-month period, we may need additional financing but currently do not have any arrangements for such financing.

  For the next twelve months we anticipate that we will be establishing our reputation among automobile dealers, investors and collector car buyers. For all business purposes if we are short of funds we may request funds from our Management, however, there is no guarantee they will loan us funds.

  The company has not contacted any institution about financing loans for vehicle acquisition. We will only contact any such institution when we feel we have a strong track record of acquisitions and profits. The Company may not be able to obtain such financing for the foreseeable future.

  Once we locate a suitable vehicle, we will determine the funds required to complete the vehicle consignment. The amount of funds allocated for this may vary and will depend on the specific vehicle, condition and the Consignor. These funds are used in making a vehicle ready for auction, and inclusion in an LRO.

  Following commencing vehicle auctions, we may be unable to make further loan commitments until we have a successful track record of attracting investor funds and returning profits. We are uncertain how long it will take to build a reputation among automobile dealers and investors, we will be dependent on attracting new investors for the LRO's for the foreseeable future. We cannot reliably predict the Company's profitability until we have completed several auctions. Should our financial position allow us to do so we hope to purchase several vehicles using the Company's profits, this will give us increased time to market these vehicles and attract pre-auction investors.

  We will be dependent on investor financing and vehicle consignment commitments to fully implement our business plan. The Company will always be dependent on outside funding, through investors, for the full implementation of our business plan. Our expansion may include expanding our office facilities, hiring personnel and developing a customer base from existing automobile dealers.

  If we do not receive adequate proceeds from the sale of vehicles, to carry out our forecasted operations to operate for the next 12 months our Management, have informally agreed to provide us funds, however, they have no formal commitment, arrangement or legal obligation to provide funds to the company.

  If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash we need, or cease operations entirely.

  We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

  POLICY WITH RESPECT TO CERTAIN ACTIVITIES

  We have issued 1,000 shares of Common Stock to our Management, which is considered majority voting control. We do not plan to issue any addition classes of stock notwithstanding we may issue new shares if certain qualified investors desire such shares to fit their investment criteria. Our Board of Directors may change our policy regarding the issuance of new classes of shares at any time and in their discretion and without a vote of security holders.

  We do not plan to borrow money from private lenders to purchase vehicles, except through the LRO's but we may do so if this offering is unsuccessful. Our business plan involves obtaining investment for vehicle loans using LRO's. Our Management may change our policy regarding borrowing money at any time and with a vote of security holders.

  We do not have any plans to make loans for items other vehicles. Our Management may change our policy regarding plans to make loans for other items, in their discretion, at any time and without a vote of security holders.

  We have not and do not have any plans to invest in the securities of other issuers for the purpose of exercising control. Our Management may change our policy regarding plans to make loans to other persons or entities in their discretion at any time and without a vote of security holders.

  We have not and do not have any plans to underwrite securities of other issuers. Our Management may change our policy regarding plans to underwrite securities of other issuers in their discretion at any time and without a vote of security holders.

  We have not and do not have any plans to engage in the purchase and sale (or turnover) of investments. Our Management may change our policy regarding plans to engage in the purchase and sale (or turnover) of investments at any time and without a vote of security holders.

  We have not and do not have any plans to offer securities in exchange for property. Our Management may change our policy regarding plans to offer securities in exchange for property at any time and without a vote of security holders.

  We have not and do not have any plans to repurchase or otherwise reacquire its shares or other securities. Our Management may change our policy regarding plans to repurchase or otherwise reacquire its shares or other securities at any time and without a vote of security holders.

  We do intend to make annual or other reports to security holders in the future, as required by the SEC and other regulators, although we have not concluded the nature, content and scope of such reports at this time and such reports may contain financial statements certified by independent public accountants. Our Management may change or eliminate our policy regarding plans to make annual reports available to security holders including the content at any time and without a vote of security holders.

  INVESTMENT POLICIES OF REGISTRANT

  Investments in vehicles or interests in vehicles.

  We plan to focus our vehicle auction program for investors only in the states which show a demand for these vehicles, but in the future may expand our operations to acquire vehicles in other states as new opportunities emerge. Many vehicles sold at auction are purchased by out of state buyers. The costs of transportation may, in some instances, render this impractical for a potential purchaser. Our Management may change our existing policy regarding target states at any time and without a vote of security holders.

  We may invest some of our own funds in the purchase of vehicles under our own account, and not using investor funds.

  To attract investor finance for the acquisition of suitable auction vehicles, we plan on commencing an extensive marketing program. We may also use a third-party online funding platform, (to be selected at a lated date), to sell this program and/or shares pursuant to this offering but have no definitive plans to do so. We plan to wait six months to a year to create a favorable relationship with banks so that we can acquire vehicles, owned by the Company, with bank loans. This will give the Company increased time to market these vehicles and attract pre-auction investors. There will be no limitations on the number of vehicles we offer for sale at auction at any time. We may be limited, however, by our ability to attract vehicles from dealers or locations, that have not previously dealt with the Company, its Management nor its staff. This would require the hiring of additional experienced personal and increase the Company overhead. Our Management may change our existing policy regarding our method of operating and financing.

  We believe that our CEO has the necessary experience and industry contacts to carry out our business plan.

  Our policy is to acquire assets primarily for income and not capital gain. Our Management may change our existing policy regarding our method of operating and financing vehicles at any time and without a vote of security holders.

  We do not have a policy that restricts us to the amount or percentage of assets which will be invested in any specific vehicle.

  We do not have any other material policy with respect to our proposed vehicle acquisition and sales activities.

  Investments in automobile dealers or other vehicle auction platforms.

  We do not have any policy or plans at this time to invest in any automobile dealers or other vehicle auction platforms. Our Management may change our existing plans regarding investments in these businesses at any time and without a vote of security holders.

  Securities of or interests in persons primarily engaged in vehicle restoration activities.

  We do not have any policy or plans at this time to invest in persons or entities engaged in vehicle restoration activities, with the specific exception of vehicle restoration activities conducted by our Company. Our Management may change our existing plans regarding investing in these, or similar activities, at any time, and without a vote of security holders..

  Investments in other securities.

  We do not have any policy or plans at this time to invest in any other types of securities. Our Management may change our existing plan regarding an investment in any other securities of Companies that we deem to be of benefit to our operations. This may be done at any time, and without a vote of security holders.

  Since its inception, the Company has devoted substantially all of its efforts to business planning, market research, recruiting management and staff and Platform development. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. The Company has generated minimal revenues from operations and therefore lacks meaningful capital reserves.

  Operating Results

  As of December 31, 2020 we have not generated any revenues and incurred expenses of $112,380. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through December 31, 2020 was $112,380. Our accumulated deficit at December 31, 2020 was $112,380.

  To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

  Liquidity and Capital Resources

  As of December 31, 2020 the Company had $0 in cash and total liabilities of $112,380. As of December 31, 2020, the Company has incurred total expenses since inception of $112,380, related to the costs associated with this Offering and costs incurred in developing our software platform. In management's opinion, the Company's cash position is insufficient to maintain its operations at the current level for the next 12 months. Additional funds will have to be continued by our Officers in order to proceed with our plan of operation. If we are successful in creating a market for our auction vehicles, we believe that the fees and profit from these auctions will be sufficient to fund our expenses over the next twelve months.

  Although we intend on identifying suitable vehicles for our auctions, and selling them at a profit for our LRO investors, there is no guarantee that we will acquire any such vehicles nor sell them at a profit for our LRO investors. Executing on our business plan will depend highly on our ability to identify and obtain Consignment vehicles, the ability to sell them at a profit, and attracting investors to fund these vehicles at auction. Upon the qualification of the Form 1-A, the Company plans to pursue its strategy of identifying suitable vehicles for our auctions, and creating connections with established automobile dealers and have such vehicles in the normal course of their business. There can be no assurance of the Company' ability to do so or that additional capital will be available to the Company. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

  We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

  Off-Balance Sheet Arrangements

  As of December 31, 2020 we did not have any off-balance sheet arrangements.

  Plan of Operations

  Over the next twelve months, the Company intends to focus on:

  Showcasing the LRO program at various prestigious automotive events nationally;
  Commencing Auctions with the Cars contained in the first LRO;
  Establishing our reputation among automobile dealers, investors and collector car buyers;
  Commence a media campaign showcasing the LRO program;
  Attending Investor driven events;
  Increasing access to new inventory through expanded industry relationships;
  Attracting investors to the LRO Auction Program; and
  Launching additional investment based programs based on the feedback of the initial LRO program outlined in the offering.

  ITEM 9. DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

  The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows: The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

  The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First
			Appointment
Antonio M. Bruenet	Chief Executive Officer/Director	42	May 24, 2019
Bob Kendall	President/Director	66	May 24, 2019

  Antonio M. Bruenet, CEO and Director

  Antonio M. Brunet, I am the CEO of BlueChipCar. My primary business for the past 21 years has been a Collector Car dealer. During my tenure in the collector car industry I founded and manage, Motoreum a premier collector car dealer. Our collector car business has been featured in a recent TV series with extensive expertise in high value collector cars in the world market. I founded and operated Motostalgia Collector Car Auctions from 2013 to 2018 which held high value collector car catalog auctions as the official auction house of the SVRA (Sport Vintage Racing Association) our company held auctions in iconic location such as Indianapolis Motor Speedway, Walkings Glenn NY, Circuit of the Americas and Amelia Island. Over the last 21 years in the collector car industry I have gained vast experience evaluating collector cars assessing the condition and market value My function in BlueChipCar is to oversee day-to-day operation ensuring all collector cars offered are quality assets and are properly maintained, safely kept and all documentation is properly handled while the assets are offer under the BlueChipCar platform.

  Bob Kendall, I am the President of BlueChipCar. My primary business for the past 41 years has been COLE Publishing Inc. where I am a corp officer, founder and owner. COLE has many print and digital magazines and events. We developed and recently sold the 46th largest trade show, (based on space sold) in the US. Building on COLE Publishing's success and reputation we also own Grand View Outdoors which publishes B to B publications for the outdoor and hunting retailers. I have been an avid car collector focusing on European sports cars always looking for cars of distinction with unique history. One of my cars is the basis for a 4 part documentary that will be broadcast in 2021 and most recently I started the production of a limited number of all aluminum bodied roadsters call the Troy Indy Special. My function in BlueChipCar will be an active advisor and supervisor of the day to day operations ensuring safety of users and offered assets.

  Corporate Governance

  There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs. Family Relationships

  None.

  Involvement in Certain Legal Proceedings

  No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

  Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,
  Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),
  Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,
  Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.
  Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.
  Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.
  Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

  Significant Employees

  None, excluding the Management.

  ITEM 10. COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth information about the annual compensation of each of our two highest-paid persons who were directors or executive officers during our last completed fiscal year.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Antonio M. Bruenet	CEO, Director	-0-	-0-	-0-
Bob Kendall	President/ Director/Secretary	-0-	-0-	-0-

  The two Officers and Directors listed above are the sole shareholders in the Company, both with a 50% ownership.

  Compensation of Directors

  We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

  ITEM 11. SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

  The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

  The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
Name and address of beneficial	beneficial	ownership	f class
owner (1)	ownership (2)	acquirable	(3)
Antonio M. Bruenet	500	-0-	50%
Bob Kendall	500	-0-	50%

All directors and officers as a group (2 persons)	1,000	-0-	100%

(1)	The address of those listed is 20655 I-10 West, San Antonio, Texas 78257.
(2)	Each director owns 500 Common Shares. Unless otherwise indicated, all shares are owned directly by the beneficial owner.

  ITEM 12. INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

  During the last fiscal year, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

  Conflicts of Interest and Corporate Opportunities

  The officers and directors have acknowledged that under Delaware law that they must present to the Company any business opportunity presented to them as an individual that met the Delaware's standard for a corporate opportunity:

  (1) the corporation is financially able to exploit the opportunity;

  (2) the opportunity is within the corporation's line of business;

  (3) the corporation has an interest or expectancy in the opportunity; and

  (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute. However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board. It is the Company's intention to adopt such policies and procedures in the immediate future.

  ITEM 13. SECURITIES BEING OFFERED

  Investment Documents

  General Overview

  When registering on our Platform and again at the time a commitment to purchase a LRO is made, investors must agree to the terms of our current Investor Agreement, including the terms and conditions attached thereto (the "Terms and Conditions"), the current terms of service (the "Terms of Service") on our Platform and the current privacy policy (the "Privacy Policy") on our Platform. Investors also agree to the LRO Agreement relating to that particular series of LRO's when committing to purchase a particular series of LRO's. The Investor Agreement, together with the Terms and Conditions, governs the general rights and obligations in connection with investing in LRO's through our Platform. The LRO Agreement governs the offer and sale of a particular series of LRO's as well as the legal structure of the security and the specific rights and obligations of purchasers of that series of LRO's and of the Company. The provisions of the Investor Agreement and LRO Agreement should be read in conjunction with each other; however, the LRO Agreement supersedes the terms of the Investor Agreement in the event of any inconsistency between the two agreements. See "General Terms of the LRO''s for a more detailed discussion of the terms of the LRO Agreement.

  The Investor Agreement limits the investor's right to collect or attempt to collect from any Consignor or from its Principals, directly or through any third party, any amount owing under any of the investor's LRO's or on any of the Loan Payments on the Loan that corresponds to the investor's series of LRO's.

  The investor also consents to receive electronically all documents, communications, notices, contracts, prospectuses, Offering Circulars, and agreements, including any IRS Form 1099, arising from or relating in any way to his or her or our rights, obligations or services under the Investor Agreement and use of our Platform (each, a "Disclosure's"). Any Disclosures will be provided to investors electronically, either on the Platform or via electronic mail to the verified email address provided. Disclosures may be made available in HTML (regular web hypertext) or as a Portable Digital Format or "PDF" file. The investor consents to receive Disclosures and transact business electronically (including creation of legally binding and enforceable agreements utilizing electronic records and signatures), and our agreement to do so, applies to any transactions to which such Disclosures relate. The Investor Agreement provides the investor with a procedure for withdrawing this consent.

  Acknowledgements, Representations, and Warranties in the Investor Agreement

  The Investor Agreement describes the limitations on payments on the LRO's, and the investor acknowledges that, among other things:

  it is prepared to bear the risk of loss of his or her entire Purchase Amount;
  payment on the LRO's, if any, depends entirely on the receipt of Loan Payments by us in respect to the corresponding Loan;
  we do not warrant or guarantee in any manner that the investor will receive all or any portion of the LRO Payments the investor expects to receive or that the investor will realize any particular or expected rate of return;
  we do not make any representations as to a Consignor's ability to pay (or that of its Principal(s)) and do not act as a guarantor of any corresponding Loan Payments.

  Under the Investor Agreement, the investor represents and warrants to us that, among other things:

  the investor meets minimum financial suitability standards and any maximum investment limits established for our Platform, as then in effect, for residents of the state in which the investor resides and agrees to provide us with any additional documentation as it may require to verify such compliance;
  the investor acknowledges that the LRO's will not be listed on any securities exchange, there will be no trading platform for the LRO's, any transfer or trading of LRO's must be conducted in accordance with federal and applicable state securities laws, any investment in the LRO's will be highly illiquid and such investor should be prepared to hold the LRO's until our payment obligations thereunder terminate;
  the investor has complied in all material respects with applicable federal, state and local laws in connection with the investor's execution and performance of the investor'ss obligations under the Investor Agreement;
  the investor has the power to enter into and perform its obligations under the Investor Agreement; and
  if the investor is a person who, in the ordinary course of business, regularly participates in credit transactions, such investor has considered the application of the Equal Credit Opportunity Act and Regulation B promulgated thereunder, and any applicable state or local laws, regulations, rules or ordinances concerning credit discrimination, in determining whether to invest in the LRO's (as limited obligations of the Company).
  The investor also acknowledges and agrees that the purchase and sale of the LRO's is an arms-length transaction and that we are not acting as the investor's agent or fiduciary nor does it assume any advisory or fiduciary responsibility in favor of the investors in connection with the LRO's or the corresponding Loan Payments and that the investor has consulted its own legal, accounting, regulatory and tax advisors to the extent such investor has deemed appropriate.
  Under the Investor Agreement, we represent and warrant to the investor that, among other things, we have complied in all material respects with applicable federal, state and local laws in connection with the offer and sale of the LRO's.

  Prohibited Activities

  By agreeing to the terms of the Investor Agreement, you also covenant and agree that, in connection with any funding requests, LRO's, Loan Payments or other transactions involving or potentially involving your investment in LRO's through the Platform, you will not:

  Take any action on your own to collect, or attempt to collect from any Consignor or its Principals, directly or through any third party, any amount owing under any of your LRO's or on any of the Loan Payments that correspond to your LRO's;
  bring a lawsuit or other legal proceeding against any Consignor, its Principals or any other party on any Loan Documents;
  contact the Consignor or its Principals with respect to any Loan;
  contact any collection agency or law firm to which any Loan has been referred for collection;
  violate any applicable federal, state or local laws; or
  undertake any other action in breach of the terms of the applicable LRO Agreement.

  Indemnification

  By executing the Investor Agreement, you also agree to indemnify, defend, protect and hold harmless the Company and its officers, directors, shareholders, employees and agents against all Losses based upon or arising out of any actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by you of any covenant or agreement you make in the Investor Agreement or in any other Investment Document. Except with respect to Losses based upon or arising out of any inaccuracy in or breach of certain fundamental representations you make to us (as set forth in Section 8 of the Investor Agreement) or of your covenant not to violate applicable laws (as contained in Section 9(e) of the Investor Agreement), your liability to us will be limited to an amount equal to the aggregate LRO Payments due under any LRO's you hold. We may, among other remedies we can pursue, collect against Losses by off-setting amounts owed to you as LRO Payments. Your obligation to indemnify us survives termination of Investor Agreement, any LRO Agreement and any other Investment Document, regardless of the reason for termination.

  However, to the extent that any indemnification provision in the Investor Agreement purports to include indemnification for liabilities arising under the Securities Act, you should be aware that in the SEC's; opinion such indemnification is contrary to public policy and therefore unenforceable.

  Servicing under the Investor Agreement

  The Investor Agreement provides that we (or our agent) will service all LRO's and all Loans both before and after default. In servicing such obligations, we may, in our discretion, utilize affiliated or unaffiliated third-party loan servicers, repossessors, collection agencies or other agents or contractors. The Investor Agreement states that the terms of the LRO Agreement govern our rights and obligations with respect to actions to administer, service and collect on a particular Loan. (See "General Terms of the LRO' Administration, Service, Collection and Enforcement of Loan Documents") below.

  Modifications of the Investment Documents

  You authorize us to correct obvious clerical errors appearing in information you provide to us, without notice to you, although we undertake no obligation to identify or correct such errors. We will not otherwise change, modify or alter the terms and provisions of any of the Investment Documents during the Offering Period. After completion of this Offering, we may (without giving prior notice you) change any term or provision of the Investor Agreement, the Terms and Conditions, the Terms of Service, Privacy Policy, form of LRO Agreement (as it applies to future offerings) and the Platform. We will give you notice (by email) of material changes to such materials.

  Limited Resource Obligation LRO's covered in this offering

  A group of 15 vehicles, each vehicle is individually referenced.

  The LRO refers to all the vehicles being auction at the same time.
  An investor selects a particular vehicle for investment.
  Each Investment is specifically referenced.

Year	Make	Model	Vin	Wholesale Cost	Investment Units
1999	BMW	Z3 Coupe	4USCK5333XLE95052	$12,160	121
2006	Audi	TT	TRUWT28N361002475	$12,965	129
2008	BMW	M5	WBSNB93588CX10360	$13,000	130
1995	Toyota	Land Cruiser	JT3DJ81W5S0100960	$14,395	143
2002	Porsche	911 Cab	WP0CA29922S651970	$16,270	162
1992	Dodge	Ram250	3B7KE23C3NM548641	$17,095	170
2001	BMW	Z3 Coupe	WBACK73491LJ15420	$15,130	151
2003	Porsche	911 Targa	WP0BA29953S635596	$18,075	180
2003	Porsche	911 C4S	WP0AA29933S621000	$28,906	289
1962	VW	Beetle	4619937	$18,300	183
1956	Jaguar	MK Vii M	750053BW	$44,650	446
1999	Porsche	911 C4 Cab	WP0CA2999XS655151	$18,596	185
1974	Porsche	911 Carrera	9114400082	$48,750	487
1983	Porsche	911 Safari	WP0AA0914DS121864	$45,200	452
2008	BMW	M3	WBSWD93588PY39870	$20,775	207

  Investment Units are $100.00 each.

  Investment documents

  The Investor completes a investment form via the BlueChip Platform. This includes vehicle selection, investment amount and bank transfer information. Each Investment is specifically referenced by the LRO series number and a vehicle description and the vehicle VIN. Example: LRO#01- 2006 AUDI TT-VIN:TR*****2475 Each Investor All vehicles are for sale to be auctioned within 60 days.

  All vehicles are physically inspected, history reports verified and titles vetted to be clean and without liens. All titles to be in hand and secured at BlueChipCar files, prior to auction.

  Shipping delivery fees is the responsibility of ultimate retail buyer.

  Any fees, registration cost and titling taxes are the responsibility of ultimate retail buyer not the investors.

  Form Of LRO Agreement

  The following is a sample LRO Agreement, and does not represent a specific LRO or group of vehicles.

  FORM OF LRO AGREEMENT THE ISSUE PRICE OF THIS LIMITED RECOURSE OBLIGATION IS THE STATED PRINCIPAL AMOUNT, AND THE ISSUE DATE IS THE ORIGINAL ISSUE DATE, EACH AS IDENTIFIED BELOW. UPON REQUEST, THE COMPANY WILL PROMPTLY MAKE AVAILABLE TO THE HOLDER THE AMOUNT OF THE SALE AND YIELD TO MATURITY OF THIS LIMITED RECOURSE OBLIGATION., UPON COMPLETION OF THE AUCTION. AN INVESTOR CAN CONTACT BLUECHIP INVESTOR SUPPORT AT OR investor@bluechipcar.com YOU SHOULD MAKE YOUR OWN DECISION WHETHER THE LIMITED RECOURSE OBLIGATION MEETS YOUR INVESTMENT OBJECTIVES AND RISK TOLERANCE LEVEL. NO FEDERAL OR STATE SECURITIES COMMISSION HAS APPROVED, DISAPPROVED, ENDORSED OR RECOMMENDED THE OFFERING OF THE LIMITED RECOURSE OBLIGATION.

  THE COMPANY DOES NOT GUARANTEE PAYMENT OF THE LIMITED RECOURSE OBLIGATIONS IN THE AMOUNT OR ON THE TIME FRAME EXPECTED. LIMITED RECOURSE OBLIGATIONS ARE NOT OBLIGATIONS OF THE CONSIGNEE OR THEIR PRINCIPALS, AND THE COMPANY DOES NOT GUARANTEE PAYMENT ON THE CORRESPONDING LOANS. THE COMPANY HAS THE AUTHORITY TO MODIFY THE TERMS OF THE CORRESPONDING LOANS WHICH COULD, IN CERTAIN CIRCUMSTANCES, REDUCE (OR ELIMINATE) THE Return ON YOUR INVESTMENT.

  LIMITED RECOURSE OBLIGATIONS ARE SPECULATIVE SECURITIES. INVESTMENT IN THE LIMITED RECOURSE OBLIGATION INVOLVES SIGNIFICANT RISK AND YOU MAY BE REQUIRED TO HOLD YOUR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. YOU SHOULD PURCHASE THE SECURITIES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. ANY TRANSFER, PLEDGE OR OTHER USE OF THE LIMITED RECOURSE OBLIGATION FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL UNLESS THE TRANSFEREE IS REGISTERED AS AN INVESTOR ON BLUECHIPCAR INC.'S INVESTMENT PLATFORM AND SUCH TRANSFEREE AGREES TO THE TERMS OF THE INVESTOR AGREEMENT AND THIS AGREEMENT.

  LIMITED RECOURSE OBLIGATION AGREEMENT OF BLUECHIPCAR INC.

    SERIES: ____________
    Limited Recourse Obligation ("LRO") No.: ____
    Holder: ____________________
    Purchase Amount of the LRO: U.S. $
    Rate of Return of the LRO: __% per annum
    Date of Offering Circular: ___________3
    Original Issue Date: To be determined
    Final Payment Date: To be determined.
    Extended Payment Date: To be determined.
    Car Consignment Auction: ____________________
    Repayment Terms of the Loan: __________
    Aggregate Principal Amount of the Corresponding Loan: U.S. $______
    Maximum Term of the Loan: __________

  Extension of LRO: This LRO will be fully payable on the Final Payment Date subject to conditions described below. In no event will the Company's obligation to make payments on this LRO be extended beyond the Extended Payment Date.

  Insert interest rate stated on corresponding Loan. NOTE: This may be a guaranteed minimum interest rate or not.
  Insert the date of the final Offering Circular.
  Initially reflected as "to be determined" since the date of issuance corresponds to the Loan Closing Date. The Company will update this Agreement once the Loan is funded.
  Initially reflected as "to be determined" since the Final Payment Date corresponds to the maturity date of the corresponding Loan, which is dependent on the Loan Closing Date. The Company will update this Agreement once the Loan is funded.
  Initially reflected as "to be determined" since the Extended Payment Date is the date that is the second anniversary of the Final Payment Date. The Company will update this Agreement once the Loan is funded.
  Insert the repayment terms (typically balloon payment).
  Insert the term of the Loan (in months or years)

  LRO-1

  THIS LIMITED RECOURSE OBLIGATION AGREEMENT, dated as of the Original Issue Date, is between BlueChipCar Inc., a DELAWARE corporation (the "Company"), and the Holder (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "Agreement").

  WHEREAS, the Company desires to sell and grant to the Holder, and the Holder desires to purchase and accept from the Company, one of a duly authorized series of unsecured special limited obligations of the Company (each referred to as a "Limited Recourse Obligation," "LRO," or "Security"), on the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, the sufficiency of which the Parties hereby acknowledge by signing electronically below, the Company and the Holder agree as follows:

  DEFINITIONS: The following capitalized terms shall have the following meanings when used in this Agreement. All capitalized terms not otherwise defined herein have the meaning set forth in the Investor Agreement.

  Agreement

  As defined above.

  Bankruptcy Law

  Title 11, United States Code, or any similar federal or state law for the relief of debtors.

  Business Day

  Each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions are authorized or obligated by law or executive order to close in Austin, Texas.

  Company

  As defined above, together with its successors and permitted assigns.

  Company Fees and Expenses

  Any fees received by the Company in connection with administering the Loan Documents and any reimbursement of Company expenses, including check processing or administrative fees incurred in connection with facilitating draw payments or other disbursements of loan proceeds, any fee imposed on the Company or its agent in respect of a Loan when the Company's payment request is denied for any reason, including, but not limited to, non-sufficient funds in the CONSIGNOR's bank account or the closing of such bank account.

  Consignment Cars

  The Cars Consigned, as identified above, that will be financed (in whole or in part) through the LRO.

  Consignee

  BlueChipCar acts as the Consignee for the Cars identified in the LRO's above, that will be financed (in whole or in part) through the Loan.

  Consignor

  The Cars that are sent in this manner are referred to as consignment while the sender is called the Consignor. The Cars Consigned, as identified above, that will be sold at Auction.

  Consignment Auction

  The Car Consignment Auction, as identified above, that will be held at a future date, and where the Consigned Cars will be offered for sale.

  Extended Payment Date

  The date that corresponds to the second anniversary of the Final Payment Date. The actual Extended Payment Date for this LRO, and those of its series, will be finalized on the Loan Closing Date. The Extended Payment Date, as initially identified above, is "to be determined". Following the closing and funding of the Loan and without any action on the part of the Holder, the Company will (i) revise this Agreement to reflect the actual Extended Payment Date, (ii) notify (by email) the Holder of such change, and (iii) make available to the Holder a copy of this Agreement (as revised) through the Platform.

  Final Payment Date

  The date that corresponds to the maturity date of the Loan. The actual Final Payment Date for this LRO, and those of its series, will be finalized on the Loan Closing Date. The Final Payment Date, as initially identified above, is "to be determined". Following the closing and funding of the Loan and without any action on the part of the Holder, the Company will (i) revise this Agreement to reflect the actual Final Payment Date, (ii) notify (by email) the Holder of such change, and (iii) make available to the Holder a copy of this Agreement (as revised) through the Platform.

  Holder

  As identified above, together with its successors and permitted assigns.

  Investor Agreement

  The Investor Agreement between the Company and the Holder, as well as the Terms and Conditions referred to therein and the Company's Terms of Service and Privacy Policy referenced therein, each as in effect from time to time.

  Loan

  The commercial Car Loan (governed by the Loan Documents) made by the Company to the Consignor in the aggregate principal amount set forth above, pursuant to which the Car Consignment Auction is financed by the Company.

  Loan Agreement

  The Loan Agreement to be entered into between the Consignor and the Company with respect to the Loan, as amended, supplemented or otherwise modified from time to time.

  Loan Closing Date

  The date the Loan for the Car Consignment Auction is closed and funded.

  Loan Documents

  As defined in the Loan Agreement, including the Note, the Mortgage Instrument, the Security Documents (each as defined in the Loan Agreement), and any other documents or instruments evidencing or securing the Loan and any other documents entered into in connection with the Loan Agreement to which the Company is a party or for the benefit of the Company in its capacity as such, in each case as amended, supplemented or otherwise modified from time to time.

  Loan Payments

  All amounts received by the Company as payment of (or application by the Company of any payment to) the Loan, including, without limitation, all payments or prepayments of principal and interest and any Collection Proceeds (as defined in Section 9 below); provided, however, that Loan Payments shall be net of any Company Fees and Expenses, Collection Costs, loan modification fees or other expenses charged to the Consignor by the Company, or fees deducted by a backup or successor servicer (the categorization of all such items to be determined by the Company in a manner consistent with the Loan Agreement).

  LRO

  As defined above. Also referred to as the "Limited Recourse Obligation" or "Security."

  LRO Payments

  As defined in Section 2(a) below, and subject to adjustment as set forth below.

  Offering Circular

  That certain Offering Circular (as may be amended from time to time), of the date identified above, relating to the offer and sale of separate series of LRO's by the Company.

  Original Issue Date

  The date of issuance of this LRO which will correspond to the Loan Closing Date. The Original Issue Date, as initially identified above, is "to be determined". Following the closing and funding of the Loan and without any action on the part of the Holder, the Company will (i) revise this Agreement to reflect the actual Original Issue Date, (ii) notify (by email) the Holder of such change, and (iii) make available to the Holder a copy of this Agreement (as revised) through the Platform.

  Parties

  Collectively, the Company and the Holder.

  Payment Date

  The date upon which any payments are made to the Holder, which shall occur no later than five (5) Business Days after the Company's receipt (or application) of any Loan Payment.

  Person

  An individual, corporation, trust, partnership, joint venture, unincorporated organization, government agency or any agency or political subdivision thereof or other entity.

  Pro Rata Share

  Determined by dividing (a) the Purchase Amount of this LRO by (b) the aggregate principal amount of the Loan, each as set forth above.

  Purchase Amount

  The amount paid by the Holder to purchase the LRO, as indicated above.

  Record Date

  The second Business Day immediately preceding each Payment Date.

  Return

  The minimum rate of return on the LRO, as indicated above. NOTE: This may be a guaranteed minimum interest rate or not.

  Shares

  A portion or fraction of an LRO, as indicated above.

  LRO-2

  2. THE LIMITED RECOURSE OBLIGATION.

  (a) Subject to the terms of Section 9 and as provided below in this subsection (a), for value received, the Company hereby promises to pay to the Holder (in U.S. dollars out of any funds at the Company's disposal and, as discussed below, subject to prepayment at any time without penalty) all (or any unpaid portion) of the Purchase Amount of this LRO and of any Expected Return accrued on this LRO (collectively, the "LRO Payments"). The parties agree that the Return will accrue beginning on the Original Issue Date and continue through the date the Company's obligation to make any LRO Payments hereunder terminates. The parties agree that the Company's obligation to make LRO Payments hereunder shall be limited, in all circumstances to an amount equal to the holder's Pro Rata Share of the amount of Loan Payments actually received by the Company in respect of (or through application by the Company of any payment to) the Loan. For the avoidance of doubt, the Parties hereby agree that the LRO's represent an unsecured special limited obligation of the Company, and (i) subject to Section 9, no LRO Payments thereon shall be payable to the Holder unless the Company has received (or applied) Loan Payments in respect of the Loan, and then shall be payable equally and ratably on each LRO of the series only to the extent of the holder's Pro Rata Share thereof, and (ii) no Holder shall have any recourse against the Company unless, and then only to the extent that, an Event of Default (as defined below) has occurred and is continuing.

  The parties acknowledge and agree that the Company may, at any time without penalty, prepay all (or any unpaid portion) of the Purchase Amount of this LRO and/or of any Return accrued on this LRO at the time of such prepayment. If, as a result of any prepayment by the Company, all of the Purchase Amount of, and Return accrued on, this LRO have been paid in full, the Company's obligation to make any LRO Payments hereunder will automatically terminate. All prepayments shall be made in U.S. dollars, in immediately available funds, by intra-institution book entry transfer or such other transfer mechanism to the holder's sub-account in the Investor FBO Account.

  (b) All LRO Payments due to the Holder hereof pursuant to this Agreement shall be paid (i) on each Payment Date that occurs prior to the Final Payment Date or, if the LRO has been extended in accordance with subsection (c) below, until the Extended Payment Date, (ii) to the Person in whose name this LRO is registered at the close of business on the Record Date next preceding the applicable Payment Date and for administrative convenience the Company may (without penalty and without causing any extension of the Company's payment obligation as contemplated in subsection (c) below or an Event of Default) remit funds to the Holder up to five (5) Business Days after the Final Payment Date, or, as the case may be, the Extended Payment Date and (iii) in U.S. dollars, in immediately available funds, by intra-institution book entry transfer or such other transfer mechanism to the holder's sub-account in the Investor FBO Account. Any taxes due and payable on any LRO Payments to be made to the Holder hereunder shall be the holder's sole responsibility, and the Holder agrees to reimburse the Company promptly for any such taxes paid by the Company (including any taxes due and payable by the Company on amounts received by it pursuant to this sentence). All U.S. dollar amounts used in or resulting from the calculation of amounts due in respect of the LRO may be rounded to the nearest cent (with one-half cent being rounded upward).

  This LRO is not payable at the option of the Holder.

  LRO-3

  The LRO's shall be in fully registered form only (without coupons or certificates) in denominations of $10 and integral multiples of $10 in excess thereof.

  (c) If, on or within five (5) Business Days of the Final Payment Date, the Purchase Amount of, and Return accrued on, this LRO have been paid in full, the Company's obligation to make any LRO Payments hereunder will automatically terminate.

  If, on or within five (5) Business Days of the Final Payment Date, any Purchase Amount of, or Return accrued on, this LRO remain due and payable, the payment obligation set forth in Section 2(a) above will automatically be extended to the Extended Payment Date. In such case, the Company's obligation to make any LRO Payments hereunder will automatically terminate on the earlier of (i)the date on which any remaining unpaid Purchase Amount of, or Return accrued on, this LRO are paid in full, (ii) the date on which all available Collection Proceeds have been applied and the Pro Rata Share thereof paid to the Holder as LRO Payments in accordance with Section 9 hereof (iii) subject to satisfaction of the Company's obligation to make any remaining LRO Payments with respect to Loan Payments received, on or prior to the Extended Payment Date as set forth in subsection (b) above, the Extended Payment Date.

  For the avoidance of doubt, the Parties agree that, irrespective of whether the Purchase Amount of, or Return accrued on, this LRO have been paid in full, after the Extended Payment Date, subject to satisfaction of the Company's obligation to make any remaining LRO Payments with respect to Loan Payments received on or prior to the Extended Payment Date as set forth in subsection (b) above, the Company shall have no further obligation to make any LRO Payments to the Holder hereof, and any payments that the Company may receive in respect of (or through application by it of any payment to) the Loan thereafter shall not be required to be paid to the Holder of this LRO.

  (d) An " Event of Default" shall be deemed to occur if:
  (i) the Company fails to comply with its payment obligations set forth in Section 2 and such failure continues for a period of sixty (60) days after receipt by the Company of notice from the Holder;
  (ii) the Company fails to comply with any of its agreements in the Investor Agreement or this Agreement (other than those referred to in subsection (i) above and other than a covenant or warranty, the breach of which is elsewhere in this Section specifically dealt with) and such failure continues for sixty (60) days after receipt by the Company of notice from the Holder, provided, however, that, if the Company shall proceed to take curative action which, if begun and prosecuted with due diligence, cannot be completed within a period of sixty (60) days, then such period shall be increased to such extent as shall be necessary to enable the Company diligently to complete such curative action;

  (iii) a court of competent jurisdiction shall enter (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or (B) a decree or order adjudging the Company bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the wind up or liquidation of its affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of sixty (60) consecutive days; or

  (iv) (A) the Company commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (B) the Company consents to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (C) the Company files a petition or answer or consent seeking reorganization or substantially comparable relief under any applicable federal or state law, or (D) the Company (1) consents to the filing of such petition by, the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or of any substantial part of its property or (2) makes an assignment for the benefit of creditors.

  LRO-4

  If an Event of Default specified in subsection (i) or subsection (ii) above occurs and is continuing, upon notification to the Company by the Holder, the outstanding and unpaid Purchase Amount (or portion thereof) of this LRO, and all unpaid Return accrued thereon, shall become and be immediately due and payable, subject in each case to the limitations set forth in Section 3 and Section 5, notwithstanding any other provision of this LRO. A default under subsection (i) or subsection (ii) above is not an Event of Default until the Holder notifies the Company of the default and the Company does not cure such default within the time specified in subsection (i) or subsection (ii) above after receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a " Notice of Default." If an Event of Default specified in subsection (iii) or subsection (iv) above occurs and is continuing, the outstanding and unpaid Purchase Amount (or portion thereof) of this LRO, and all unpaid Return accrued thereon, shall become and be immediately due and payable without any declaration or other act on the part of the Holder, notwithstanding any other provision of this LRO. The Holder, by notice to the Company may rescind acceleration and its consequences if (x) the rescission would not conflict with any judgment or decree, and (y) all Events of Default specified in subsection (iii) or subsection (iv) have been cured or waived. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto. For avoidance of doubt, there shall be no automatic acceleration of the outstanding and unpaid Purchase Amount (or portion thereof) of the LRO, or any unpaid Return accrued thereon, upon the occurrence of and Event of Default other than an Event of Default specified in subsection (iii) or subsection (iv).

  3. RELATIONSHIP OF THE PARTIES.

  The Parties hereby agree that (a) the Company may sell additional LRO's of this series relating to the Loan; (b) the Holder shall be considered the legal and equitable owner of the LRO governed by this Agreement for all purposes; (c) the Holder shall look only to the Company for payment of the Purchase Amount and any Return accrued on this LRO; and (d) the Holder shall have no interest in any property of the Company, the Consignor or any other Person taken as security or guaranty for the Loan or in any property now or hereafter in the possession or control of the Company, which other property may secure the Loan.

  The Company shall incur no liability by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed by or sent by the proper party.

  No recourse under or upon any obligation, covenant or agreement contained in this Agreement, or because of any obligations evidenced hereby or thereby, shall be had against any incorporator, or against any past, present or future shareholder, officer or director, as such, of the Company, either directly or through the Company, under any rule of law, statute (other than applicable federal securities laws) or constitutional provision or by the enforcement of any assessment or penalty or otherwise, all such personal liability of every such incorporator, shareholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this LRO.

  4. PAYMENT OF THE PRINCIPAL AMOUNT.

  The Holder hereby irrevocably and unconditionally agrees to pay the Purchase Amount of this LRO, as set forth above, in U.S. dollars in immediately available funds, by intra-institution book entry transfer to the Company from the holder's designated sub-account in the Investor FBO Account.

  5. APPLICATION OF PAYMENTS.

  The Company shall have sole discretion in applying amounts received by it from, or for the account of, the Consignor, with respect to the Loan, provided that, if amounts recovered or received by the Company are applied to an outstanding Loan Payment prior to the Final Payment Date or (if applicable) the Extended Payment Date, the Company will pay to the Holder the amounts owed pursuant to Section 2.

  LRO-5

  THE HOLDER ACKNOWLEDGES AND AGREES THAT PAYMENTS TO THE COMPANY UNDER THE LOAN DOCUMENTS ARE SUBJECT TO ALL LIMITATIONS OR RESTRICTIONS SET FORTH THEREIN OR BY WHICH THE COMPANY IS BOUND, AND THE HOLDER AGREES THAT THE COMPANY SHALL HAVE NO LIABILITY TO THE HOLDER AS A RESULT OF ANY SUCH LIMITATIONS OR RESTRICTIONS UNLESS AND UNTIL A LOAN PAYMENT IS ACTUALLY RECEIVED BY THE COMPANY.

  6. REPRESENTATIONS AND WARRANTIES BY THE HOLDER.

  The Holder represents and warrants to the Company that the Holder is purchasing the LRO's for the holder's own account and has the power to enter into this Agreement and that the Holder has taken all action necessary to authorize its execution and delivery of this Agreement and the performance of its obligations hereunder. The Holder further represents and warrants that it has received a copy of the Offering Circular with respect to the LRO's, which includes a discussion of the risks associated with an investment in the LRO's under the heading "Risk Factors" of the Offering Circular. The Holder acknowledges that the purchase of the LRO's involves various risks, including the risks outlined in the Offering Circular, and the Holder represents that it is able to bear any loss associated with an investment in the LRO's. The Holder represents and warrants to the Company that the Holder meets any applicable residency or minimum financial suitability requirements applicable to the Offering, as outlined in the Offering Circular, and has abided by any maximum investment limits applicable to the Offering, as set forth in the Offering Circular. The Holder acknowledges the Company's recommendation that it consult with its own attorneys, accountants and other processional advisors as to the legal, tax, accounting and other consequences of an investment in the LRO's. The Holder acknowledges that neither the Company nor any of its affiliates has made any representation regarding the proper characterization of the LRO's for purposes of determining the holder's authority to invest in the LRO's. The Holder further represents and warrants to the Company that the Holder acknowledges that the LRO's will not be listed on any securities exchange, that there will be no trading platform for the LRO's, that any trading of LRO's must be conducted in accordance with federal and applicable state securities laws and that the Holder should be prepared to hold the LRO's through maturity.

  7. REPRESENTATIONS AND WARRANTIES BY THE COMPANY.

  The Company represents and warrants to the Holder that the Company has the power to enter into this Agreement and each Loan Document and that the Company has taken all action necessary to authorize its execution and delivery of this Agreement and each Loan Document and the performance of its obligations hereunder and thereunder.

  EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, IN THE INVESTOR AGREEMENT OR THE OFFERING CIRCULAR, NEITHER THE COMPANY NOR ANY OTHER PERSON HAS MADE OR MAKES ANY OTHER EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, EITHER WRITTEN OR ORAL, ON BEHALF OF THE COMPANY WITH RESPECT TO THE SUBJECT MATTER HEREOF.

  8. RELATIONSHIP WITH THE COMPANY; NOTICE OF DEFAULT; ADMINISTERING, SERVICING, COLLECTION and ENFORCEMENT.

  The Company will handle all transactions under the Loan Documents in the ordinary course of business in accordance with its usual practices.

  (a) The Company shall use commercially reasonable efforts to give the Holder notice of any event of default under the Loan Documents of which the Company has received written notice from the Consignor or of which the Company has actual knowledge and which, in the Company's judgment, materially affects the ability of the Consignor to make payments thereunder; provided that neither the Company nor any of its members, managers, officers, directors, employees, affiliates or agents shall be liable for any failure to give any such notice, and the failure by the Company to give any such notice shall not affect any of the duties and obligations of the Holder hereunder.

  LRO-6

  (b) The Holder shall be the legal and equitable owner of the rights, privileges and remedies applicable to the LRO. The Holder shall have no direct recourse to the Consignor or any other Person (other than the Company as set forth herein). In administering, servicing, collecting and enforcing the Loan, the Company agrees to use commercially reasonable efforts prior to the Extended Payment Date to pursue, either directly or through its representatives, (i) the collection of any amounts owing to the Company under the Loan Documents (to the extent constituting Loan Payments), and (ii) the exercise of the Company's remedies upon a breach of or default under the Loan Documents or in order to avoid the occurrence thereof, in each case to the extent warranted in the Company's business judgment and consistent with reasonable commercial standards of fair dealing and in accordance with industry standards customary for loans of the same general type and character as the Loan in order to maximize the amount of LRO Payments to be made hereunder. In no event shall the Company be obligated to pursue (or to continue) any particular action towards collection or enforcement if, in the Company's business judgment, the reasonable costs and expenses thereof will exceed the aggregate Loan Payments reasonably recoverable or realizable.

  (c) Without limiting the foregoing and subject to the servicing standard set forth in subsection (b) above, the Company (or its designated agent) shall have the right at any time and from time to time, without the holder's prior consent, and provided that the Company (or its agent) has reasonably and prudently determined that such action will not be materially adverse to the Holder (i) to give or withhold waivers, consents, modifications, extensions or compromises in connection with the Loan Documents and to amend or modify the Loan Documents, including, while there exists, or in order to avoid the occurrence of, an event of default under the Loan Documents, to change the payment date, reduce the principal amount or the rate of interest, change the time or manner of making loan payments on the Loan or amend any other material term of the Loan; (ii) to take or refrain from taking action in connection with the handling, realizing upon, exercise of remedies or enforcing with respect to the Loan Documents; (iii) to control the prosecution and defense of any action, claim or demand of any kind that shall be asserted against either the Company (or the Holder, or both), directly or indirectly relating to any transaction in respect of any of the Loan Documents; (iv) while an event of default exists under the Loan Documents, to enforce any security interest in the assets pledged to secure the Loan or sell all or any portion of its right, title and interest to any Person under the Loan Documents, whether at, below or above par; and (v) if in the Company's business judgment the reasonable costs and expenses associated with further action to collect or enforce the terms of the Loan Documents will exceed the aggregate Loan Payments reasonably recoverable or realizable, to write-off the Loan if the Company (or its designated agent) deems the Loan uncollectible.

  (d) Without limiting the foregoing and subject to the servicing standard set forth in subsection (b) above, if an event of default under the Loan Documents occurs which is not waived by the Company or cured within any applicable grace period, the Company may, at its sole option, exercise or refrain from exercising any rights or remedies it may have or take any other action with respect to the Loan Documents or is otherwise available to the Company. Without limiting the foregoing and subject to the servicing standard set forth in subsection (b) above, at no time shall the Company be under any duty to enforce any rights, remedies, powers or privileges with respect to any enforcement of the obligations of the Consignor under any of the Loan Documents, and the Company shall not be compelled to do any act hereunder or thereunder or to take any action toward the exercise or enforcement of the powers created by this Agreement or any of the Loan Documents or to prosecute or defend any suit in respect hereof or thereof.

  (e) The parties hereby acknowledge that, in circumstances other than borrower default or prepayment, the modification of a term of the corresponding Loan could be deemed to be a material modification of the terms of this LRO. In such instance, it is possible that this LRO, as modified, would constitute a new security under the Securities Act and under applicable State securities laws. The parties acknowledge that, before implementing any modification to the terms of the corresponding Loan (other than in circumstances involving borrower default or prepayment) that would cause this LRO, as modified, to constitute a new security, the Company will be required to either register the offer of the modified LRO under Section 5 of the Securities Act and under applicable State securities laws or find an exemption from such registration requirements.

  9. COLLECTION Proceeds, COLLECTION Costs; AUTOMATIC ADJUSTMENT TO LRO PAYMENTS.

  (a) Any and all Loan Payments received by the Company, whether prior to or in connection with a bankruptcy or in connection with any exercise of the Company's powers to administer, service, collect and enforce the terms of the Loan or of the Loan Documents, including, without limitation amounts received (i) as late charges and default or penalty interest, or as payment of any principal or accrued interest on the Loan that may be reduced, or (ii) in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or (iii) in connection with a sale of the Company's rights, title and interest under the Loan Documents (collectively, the "Collection Proceeds") shall be applied:

  (A) first, to all costs and expenses of any nature whatsoever incurred by the Company for the maintenance, preservation, defense, protection, sale, other disposition, collection and enforcement of the Loan Documents, including without limitation court costs and reasonable attorneys fees, expenses (including those associated with the defense or any related action, claim or demand) and disbursements (the "Collection Costs"),

  (B) second, to accrued and unpaid Return owed on the LRO, and

  (C) third, to the Purchase Amount of the LRO then outstanding. (b) The Parties agree, and the Holder hereby expressly acknowledges, the exercise by the Company (or its agents) of its powers to administer, service and enforce the terms of the Loan and the Loan Documents, (i) could have the effect (without any further action on the part of the Holder) of adjusting the total amount of the LRO Payments owed the Holder pursuant to Section 2(a) above and (ii) that such adjustment shall not, in and of itself, give rise to an Event of Default hereunder. Without limiting the foregoing, the Parties agree and expressly acknowledge that payment of amounts corresponding to the amount of certain Collection Proceeds (such as late charges, default interest or penalty interest charged on the Loan) could automatically increase the total amount of the LRO Payments owed to the Holder pursuant to Section 2(a) above, and prepayment by the Company of this LRO, payment of amounts corresponding to other types of Collection Proceeds (such as amounts resulting from any reduction in outstanding principal and accrued interest on the Loan, the Company (or its agent) may agree to, or of amounts received by the Company in connection with the enforcement of any security interest in the assets pledged to secure the Loan, or in connection with a sale of the Company's rights, title and interest under the Loan Documents) or, if the Company (or its agent) elects to write-off the Loan, could automatically decrease the total amount of the LRO Payments owed to the Holder pursuant to Section 2(a) above. If, in connection with its powers to administer, service, collect and enforce the terms of the Loan and the Loan Documents, the Company takes action that would materially impact the amount or timing of the LRO Payments owed to the Holder pursuant to Section 2(a) above, the Company will promptly notify the Holder (by email) thereof and of the impact such action will or is expected to have on such holder's right to receive LRO Payments under Section 2(a) above.

  10. DUTIES OF THE COMPANY.

  The Company's duties to the Holder hereunder are limited to those obligations explicitly set forth in this Agreement, and the Company assumes no other duties, fiduciary or otherwise, to the Holder.

  11. ADDITIONAL INVESTMENTS BY THE COMPANY.

  The Holder recognizes and agrees that the Company may from time to time make other or additional investments in the Consignor or any other Person.

  12. MISCELLANEOUS PROVISIONS.

  (a) Applicable Law. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to principles of conflict of laws. Should any provision of this Agreement be deemed invalid or unenforceable as contrary to applicable law, the Parties agree that such provisions shall automatically be deemed to be reformed to the extent necessary to be consistent with applicable law.

  (b) Waiver of Jury Trial. The Parties waive a trial by jury in any litigation relating to this Agreement or the LRO.

  LRO-7

  (c) Arbitration. Either Party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of any claim or dispute relating to this Agreement or the LRO be final and binding arbitration pursuant to the terms and conditions set forth in the Investor Agreement between the Parties.

  (d) Successors and Assigns. The provisions of this Agreement shall bind the Parties respective successors and assigns. The Holder may not sell, pledge, assign, sub-participate, transfer or otherwise convey its LRO or its rights or obligations under this Agreement in any way inconsistent with applicable law or without the prior written consent of the Company, which consent shall be conditioned on the transferee being registered as an investor on the Company's investment platform and such transferee agreeing to the terms of the Investor Agreement and this Agreement. Any purported conveyance in contravention of the foregoing shall be void.

  (e) Notices. All notices required to be given under this Agreement shall be delivered and shall be effective as provided in the Investor Agreement between the Parties.

  (f) Caption Headings. Caption or section headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of the Agreement.

  (g) Attorneys Fees and Costs. If any lawsuit or proceeding is brought by the Company or the Holder to enforce the terms of this Agreement, the unsuccessful Party shall, subject to any limits under applicable law, pay the prevailing Party all of its court costs and reasonable attorneys fees incurred in bringing or defending such action.

  (h) No Third Party Beneficiary. None of the provisions of this Agreement shall inure to the benefit of the Consignor or any other Person other than the Company and the Holder. Consequently, neither the Consignor nor any other Person other than the Company and the Holder shall be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure of either the Holder or the Company to comply with the provisions of this Agreement.

  (i) Entire Agreement. This Agreement, together with the Investor Agreement, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in this Agreement and the Investor Agreement (other than an exception expressly set forth as such therein), the statements in this Agreement shall control. Without limiting the foregoing, the Holder specifically acknowledges application of Section 18 (Consent to Electronic Transactions and Disclosures) of the Investor Agreement to this Agreement and the LRO's. Unless otherwise contemplated herein or in the Investor Agreement, this Agreement cannot be modified or changed in any way except in writing upon the agreement of the Parties hereto. Any waiver of a breach of any provision of this Agreement will not be a waiver of any subsequent breach. Failure or delay by either Party to enforce any term or condition of this Agreement will not constitute a waiver of such term or condition.

  The Parties each agree that the Electronic Signature (defined below), whether digital or encrypted, of the Parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC ss 7001, et seq.), the DELAWARE Uniform Electronic Transactions Act, O.C.G.A. #10-12, et seq., or any other similar state laws based on the Uniform Electronic Transactions Act. "Electronic Signature" means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a Party with the intent to sign such record.

  (j) Electronic Signatures. The Parties each agree that the Electronic Signature (defined below), whether digital or encrypted, of the Parties included in this Agreement are intended to authenticate this writing and to have the same force and effect as manual signatures to the extent and as provided for under applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC ss 7001, et seq.), the DELAWARE Uniform Electronic Transactions Act, O.C.G.A. #10-12, et seq., or any other similar state laws based on the Uniform Electronic Transactions Act. "Electronic Signature" means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a Party with the intent to sign such record.

  *** END OF SAMPLE LRO ***

  LRO-7

  14.   FINANCIAL STATEMENTS

  BlueChipCar, INC.

  (AN EMERGING GROWTH COMPANY)

  FINANCIAL STATEMENTS - UNAUDITED

  For the period ended December 31, 2020.

CONTENTS:

Balance Sheet as of December 31, 2020.

Statement of Operations as of December 31, 2020.

Statements of Stockholder's Deficit as of December 31, 2020.

Statements of Cash Flows as of December 31, 2020.

Notes to the Financial Statements

  BlueChipCar, INC.

  (AN EMERGING GROWTH COMPANY)

  BALANCE SHEET - UNAUDITED

  As of December 31, 2020.

ASSETS	December 31, 2020

Current Assets:
Cash	$ 0
Total Current Assets
TOTAL ASSETS	0

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
Related Party Note	112,380
Total Current Liabilities	112,380
Total Liabilities	112,380

Stockholders' Equity

Common Stock: 1,000 shares authorized, no par value; 1,000 shares Issued and Outstanding	-
Additional Paid In Capital	-

Prior Accumulated Retained Earnings
Current net profit (loss)	(112,380)
Less: Dividends

Total Shareholders' Equity	(112,380)

TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY	$0

  The accompanying notes are an integral part of these financial statements.

  F1

  BlueChipCar, INC.

  (AN EMERGING GROWTH COMPANY)

  STATEMENT OF OPERATIONS

  For the Period May 24, 2019 (Inception) through December 31, 2020.

From December 31, 2020 to December 31, 2020

Revenue	$ 0.00

Operating expenses:	112,380
Total operating expenses	112,380

Net Profit	(112,380)

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	0.001

Weighted-average number of common shares outstanding	1,000

  The accompanying notes are an integral part of these financial statements.

  F2

  BlueChipCar, INC.

  (AN EMERGING GROWTH COMPANY)

  STATEMENT OF STOCKHOLDER'S DEFICIT

  for the period of May 24, 2019 (inception) to December 31, 2020

			Additional		Total
	Common Stock		Paid-in	Accumulated	Shareholders'
	Shares	Par Value	Capital	Deficit	Deficit
Beginning Balance, December 31, 2020 (Inception)	-	-	-	$ -	$ -

Issuance of Common Stock No Par Value	1,000	-	-	-	-

Net Income (loss) for the period ended December 31, 2020	-	-	-	(112,380)	-

Ending Balance, December 31, 2020	1,000	-		$(112,380)	$(112,380)

  F3

  BlueChipCar, INC.

  (AN EMERGING GROWTH COMPANY)

  STATEMENT OF CASH FLOWS

  FROM THE PERIOD May 24, 2019 (INCEPTION) to December 31, 2020.

From June 1, 2020 (Inception) to December 31, 2020

Cash Flows from Operating Activities

Net Income (loss)	($112,380)
Net cash used in operating activities	(112,380)

Cash Flows from Financing Activities
Common issued	5,000
Related Party Loan	112,380
Net Cash Flows From Financing Activities	112,380
Net Increase In Cash	112,380

Cash Beginning	-
Cash Ending	-

  The accompanying notes are an integral part of these financial statements.

  F4

  Note 1.     Organization, History and Business

  BlueChipCar, INC.  ("the Company") was incorporated under the State of Delaware on May 24, 2019. The Company's fiscal year end is December 31.

  We are a Specialty Automotive Company. We will issue Limited Rights Obligations (the "LRO's") in distinct series, each corresponding to a specific group of vehicles that will be auctioned for sale at a later date (each, a "Consignment") to be financed by a commercial loan from us (each, a "Loan"). The borrower for each Vehicle is BlueChipCar, Inc. that has a Consignment Agreement with the vehicle owner, and holds title throughout the period of the Consignment Agreement, until the vehicle is sold. This Offering Circular relates only to the offer and sale of each separate series of LRO's corresponding to a group of Vehicles being auctioned, and for which we intend to extend Loans (the "Offering").

  Note 2.     Summary of Significant Accounting Policies

  Revenue Recognition

  Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

  Accounts Receivable

  Accounts receivable is reported at the customers' outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

  Allowance for Doubtful Accounts

  An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

  Stock Based Compensation

  When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, "Stock Compensation" ("ASC 718").  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

  The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, "Equity-Based Payments to Non-Employees."  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

  The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term "forfeitures" is distinct from "cancellations" or "expirations" and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

  F5

  Note 2.     Summary of Significant Accounting Policies (continued)

  warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

  Loss per Share

  The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

  Cash and Cash Equivalents

  For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

  Concentration of Credit Risk

  The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

  Use of Estimates

  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

  Business segments

  ASC 280, "Segment Reporting" requires use of the "management approach" model for segment reporting. The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of December 31, 2020.

  Income Taxes

  The Company accounts for its income taxes under the provisions of ASC Topic 740, "Income Taxes." The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

  Note 2.     Summary of Significant Accounting Policies (continued)

  liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

  F6

  Recent Accounting Pronouncements

  The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company's financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company's financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

  Note 3.     Income Taxes

  Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

  The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

December 31, 2020

U.S statutory rate	34.00%
Less valuation allowance	-34.00%

Effective tax rate	0.00%

  The significant components of deferred tax assets and liabilities are as follows:

December 31, 2020
Deferred tax assets

Net operating gain/losses	$(112,380)

Deferred tax liability

Net deferred tax assets
Less valuation allowance

Deferred tax asset - net valuation allowance	$0

  Note 3.     Income Taxes (Continued)

  The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and "Accounting for Uncertainty in Income Taxes". The Company had no material unrecognized income tax assets or liabilities as of December 31, 2020.

  The Company's policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period June 1, 2020 (inception) through December 31, 2020 there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company will file income tax returns in the U.S. federal jurisdiction and the state of Florida, our office location. We are not currently involved in any income tax examinations.

  F7

  Note 4.   Related Party Transactions

  Related Party Stock Issuances:

  The following stock issuances were made to officers of the company as compensation for services:

  On May 24, 2019 the Company issued 1,000 shares of Common Stock, consisting of all of its authorized shares to the Management in consideration for $1.

  Related Party Note.

  As of December 31, 2020, the Management, has loaned the Company the sum of $112,380. The note is payable upon demand and bears no interest.

  Note 5.   Stockholders' Equity

  Common Stock

  The holders of the Company's common stock are entitled to one vote per share of common stock held.

  As of December 31, 2020 the Company has issued all of its authorized shares consisting of 1,000 shares of Common Stock.

   Note 6. Commitments and Contingencies

  Commitments:

  The Company currently has no long term commitments as of our balance sheet date.

  Contingencies:

  None as of our balance sheet date.

  F8

  Note 7 - Net Income(Loss) Per Share

  The following table sets forth the information used to compute basic and diluted net income per share attributable to BlueChipCar, Inc, for the period May 24, 2019 (inception) through December 31, 2020.

December 31, 2020

Net Income (Loss)	$(112,380)

Weighted-average common shares outstanding basic:

Weighted-average common stock	1,000
Equivalents

Equivalents
Stock options	0
Warrants	0
Common Shares	0
Weighted-average Common shares	1,000
outstanding- Diluted

  Note 8.    Going Concern

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management believes that the Company's capital requirements will depend on many factors including the success of the Company's development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

  Note 9.    Subsequent Events

  None.

  F9

  PART III - EXHIBITS

  ITEM 16 & 17. INDEX TO EXHIBITS & DESCRIPTION

  Exhibit 1A - 2A

  CERTIFICATE OF INCORPORATION

  Exhibit 1A-12

  OPINION OF COUNSEL

  Exhibit 99

  FORM OF LRO

  18.  SIGNATURES

  Pursuant to the requirements of the Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on July 16, 2021.

BlueChipCar, Inc.

By:	/s/ Antonio M. Brunet
	Name:	Antonio M. Brunet
	Title:	Chief Executive Officer

  This offering statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ Antonio M. Brunet	Chief Executive Officer (Principal Executive Officer) and Chairman of the Board	JULY 16 2021
Antonio M. Brunet
/s/ Bob Kendall	President (Principal Financial Officer and Principal Accounting Officer)	JULY 16 2021
Bob Kendall

BlueChipCar, Inc. – Offering Circular	50